Exhibit 12(b)

We, Amy L. Domini, President, and Carole M. Laible, Treasurer, of Domini Institutional Trust, certify that:

1.	This report on Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Domini Institutional Trust.

Date:	April 1, 2005
/s/ Amy L. Domini
President (Chief Executive Officer)
Domini Institutional Trust
Date:	April 1, 2005
/s/ Carole M. Laible
Treasurer (Chief Financial Officer)
Domini Institutional Trust